                                                                    EXHIBIT 99.1

                                                         INVESTOR CONTACT:
                                                         Claudia Pieropan
                                                         Chief Financial Officer
                                                         (949) 936-8122
                                                         www.hineshort.com



              HINES HORTICULTURE REPORTS THIRD QUARTER 2004 RESULTS

Irvine, California - November 4, 2004 - Hines Horticulture, Inc. (NASDAQ: HORT), the leading operator of commercial nurseries in North America, today reported net sales for the third quarter of $51.7 million, similar to $51.8 million a year ago. Net sales in the Sunbelt markets increased $2.9 million as strong spring-like demand continued into July as a result of favorable weather and the Company's continued focus on the merchandising of its products. Third quarter shrub sales in the Sunbelt markets benefited from a successful joint marketing effort with a major customer, which resulted in incremental sales during the period.

Net sales in the Southeast declined $2.0 million compared to the same period a year ago as a result of hurricanes Charley, Frances, Ivan, and Jeanne. All four major hurricanes made landfall at a distance of approximately 100 miles or more from our Miami facility, which resulted in little or no damage to our inventory and facilities. However, the hurricanes did force our Miami facility to temporarily shutdown for several days during the quarter and considerably reduced consumer demand throughout the entire region. Net sales throughout the rest of the country declined $1.0 million compared to a year ago as a result of overcapacity in the market from recent nursery liquidations and gardening retailer bankruptcies.

"Despite the significant challenges we faced during the third quarter, I am pleased with our overall performance and with the progress we continue to make in paying down debt," said Rob Ferguson, Chief Executive Officer. "During the second quarter, I mentioned that we had developed a strategy to recover a substantial portion of our spring sales deficit in the back half of the year; however, we obviously had not planned on four major hurricanes hitting the Southeast region. The hurricanes had a significant impact on our sales during the period and, accordingly, we ended the third quarter virtually unchanged to last year, which was a record third quarter for our company. We are also continuing to manage through issues relating to P. RAMORUM, or Sudden Oak Death, and anticipate that our Oregon facility will be recertified as SOD-free and will resume shipments of all plants capable of being SOD host and associated host plants by the end of 2004. All of our California facilities remain SOD compliant. Again, I think we have done an excellent job managing through these challenges and we remain committed to achieving our strategic goals and initiatives in order to further reduce debt and build shareholder value, while becoming a stronger partner with our customers and a preferred employer in our industry."

THIRD QUARTER RESULTS
---------------------
Gross profit for the third quarter was $23.5 million, or 45.5% of net sales, compared to $23.9 million, or 46.1% of net sales, for the comparable period in 2003. The decline in gross profit and gross profit margin was mainly due to increased scrap levels at our Miami facility as a result of the lower demand caused by the four major hurricanes that impacted the Southeast region.

Operating loss during the third quarter of $0.3 million improved 60.7% from $0.9 million during the same period a year ago. The improvement in operating loss was mainly due to lower distribution expenses and lower general and administrative expenses. Other expenses for the third quarter were $6.0 million compared with $15.3 million for the comparable period in 2003. The decrease in other expenses was mainly due to the $9.2 million loss on debt extinguishment recognized during the third quarter of 2003 as a result of our debt refinancing.

Net loss for the third quarter improved to $3.7 million, or a loss of $0.17 per diluted share, versus $5.5 million, or a loss of $0.25 per diluted share a year ago. Earnings before interest, taxes, depreciation and amortization, severance costs, loss on early debt extinguishment and certain losses on disposal of fixed assets, less gain (loss) on sale of fixed assets ("Adjusted EBITDA") was $2.3 million compared to $1.7 million in the same period last year. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the quarter is also included in this earnings release.

NINE-MONTH RESULTS
------------------
Net sales for the nine months ended September 30, 2004 were $293.2 million, down 2.4% from $300.4 million for the same period last year. We began the year with strong sales of color plants and shrubs in the Sunbelt markets primarily as a result of favorable weather and our new market strategy. However, net sales slowed at the end of the first quarter as the gardening retailers continued their recent trend of better managing inventory levels by reducing pre-spring stocking orders.

As the second quarter began, net sales improved as the gardening retailers rebuilt their inventory levels. However, as the quarter progressed, net sales began to significantly fall behind 2003 as a result of reduced demand for perennials and bedding plants in the Midwest, Mid-Atlantic and Southeast and the excessive rain that occurred during May and June in those same regions. The decline in demand resulted mainly from unfavorable weather in the Midwest and Mid-Atlantic and competitive pressure from other growers during the middle-to-late parts of spring.

Net sales for the third quarter started strong as spring-like demand continued into July. However, the impact of the four major hurricanes over a six-week period offset the Company's strong performance in the Sunbelt markets and significantly hindered its sales recovery strategy in the third quarter.

Gross profit for the nine-month period ended September 30, 2004 decreased to $146.5 million, or 50.0% of net sales, from $153.2 million, or 51.0% of net sales, for the comparable period in 2003. The decline in gross profit and gross profit margin was mainly due to the decline in net sales, which mainly resulted from lower demand and unfavorable weather in the second quarter and the impact of the four major hurricanes during the third quarter. The Company also experienced increased scrap rates at its Miami facility during the third quarter.

Operating income during the nine-month period ended September 30, 2004 of $41.6 million declined 9.7% from $46.1 million a year ago. The decline in operating income was mainly due to the decrease in net sales and gross profit. Other operating expenses of $0.5 million for the nine-month period ended September 30, 2004 decreased $1.1 million from $1.6 million for the comparable period in 2003.

Other expense of $18.1 million for the nine-month period ended September 30, 2004 decreased $11.4 million, or 38.6%, from $29.5 million for the comparable period in 2003. The decline in other expenses was mainly due to the $9.2 million loss on debt extinguishment recognized during the third quarter of 2003 as a result of our debt refinancing.

Net income for the nine-month period ended September 30, 2004 increased to $13.9 million, or $0.63 per diluted share, versus $13.8 million, or $0.62 per diluted share, a year ago. Adjusted EBITDA was $49.6 million compared to $54.8 million in the same period last year. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the nine-month period ended September 30, 2004 is also included in this earnings release.

P. RAMORUM OR SUDDEN OAK DEATH ("SOD")
--------------------------------------
On September 20, 2004 the Company announced that its Forest Grove, Oregon facility had suspended the shipment of all plant material known capable of carrying the fungus-like pathogen called Phytophthora ramorum as a result of receiving notification from the U.S. Department of Agriculture ("USDA") that a routine inspection had resulted in a positive detection of the pathogen. Since this discovery, the Company has been in communication with various state agriculture departments, as well as the USDA, and has followed applicable protocols and participated in inspections in various states identified to have received plants which are capable of being SOD hosts and associated host plants from Hines Oregon during the past twelve months. Retail store locations in 46 states have been identified as having received SOD capable host and associated host plants from our Oregon facility. Total net sales from our Oregon facility of SOD capable host and associated host plants, represented less than 1.0% of the Company's net sales for the past twelve months. The Company is actively cooperating with the appropriate federal and state governmental agencies and retailers to minimize any impact these inspections and quarantines may have on Hines and its customers.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Thursday, November 4, 2004. This call can be accessed live at Hines Horticulture's web site at www.hineshort.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

ABOUT HINES
-----------
Hines Horticulture is the leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, goals concerning future sales, and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, potential significant increases in transportation costs and the other factors set forth in such filings.

The Company's annual report on Form 10-K and other SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshort.com.



                                - Tables Follow -


                                                     HINES HORTICULTURE, INC.
                           Results of Operations for the Three and Nine Months Ended September 30, 2004
                                        and 2003 (Dollars in thousands, except share data)
                                                           (Unaudited)

                                     Footnotes              Three Months Ended                          Nine Months Ended
                                     ---------  --------------------------------------     --------------------------------------
                                                September 30,  September 30,               September 30,  September 30,
                                                   2004           2003        % Change         2004           2003      % Change
                                                -------------  -------------  --------     -------------  -------------  --------
Sales, net                                (1)   $     51,748   $     51,792      -0.1%     $    293,219   $    300,396      -2.4%
Costs of goods sold                       (1)         28,220         27,939       1.0%          146,736        147,161      -0.3%
                                                -------------  -------------  --------     -------------  -------------  --------

Gross profit                                          23,528         23,853      -1.4%          146,483        153,235      -4.4%
% OF SALES                                              45.5%          46.1%     -0.6%             50.0%          51.0%     -1.0%

Selling and distribution expenses         (1)         18,519         18,782      -1.4%           86,913         87,938      -1.2%
General and administrative expenses                    5,361          5,753      -6.8%           17,381         17,550      -1.0%
Other operating (income) expenses                         (4)           203    -102.0%              543          1,635     -66.8%
                                                -------------  -------------  --------     -------------  -------------  --------
Total operating expenses                              23,876         24,738      -3.5%          104,837        107,123      -2.1%
                                                -------------  -------------  --------     -------------  -------------  --------

Operating (loss) income                                 (348)          (885)     60.7%           41,646         46,112      -9.7%
% OF SALES                                              -0.7%          -1.7%      1.0%             14.2%          15.4%     -1.2%

   Interest expense                                    6,602          5,730      15.2%           20,186         18,466       9.3%
   Loss on debt extinguishment                            --          9,235    -100.0%               --          9,235    -100.0%
   Interest rate swap agreement income                (1,080)          (852)    -26.8%           (3,403)        (1,496)   -127.5%
   Amortization of deferred financing expenses           445          1,140     -61.0%            1,339          3,328     -59.8%
                                                -------------  -------------  --------     -------------  -------------  --------
                                                       5,967         15,253     -60.9%           18,122         29,533     -38.6%
                                                -------------  -------------  --------     -------------  -------------  --------

(Loss) income before income taxes                     (6,315)       (16,138)     60.9%           23,524         16,579      41.9%
Income tax (benefit) expense                          (2,589)        (6,645)     61.0%            9,645          6,798      41.9%
                                                -------------  -------------  --------     -------------  -------------  --------
(Loss) income from continuing operations              (3,726)        (9,493)     60.8%           13,879          9,781      41.9%

Income from discontinued operations, net of tax           --          4,013    -100.0%               --          4,013    -100.0%
                                                -------------  -------------  --------     -------------  -------------  --------

Net (loss) income                               $     (3,726)  $     (5,480)     32.0%     $     13,879   $     13,794       0.6%
                                                =============  =============  ========     =============  =============  ========

Basic and diluted earnings per share:
   (Loss) income per common share from
      continuing operations                     $      (0.17)  $      (0.43)     60.5%     $       0.63   $       0.44      43.2%
   Income per common share from
      discontinued operations                   $         --   $       0.18    -100.0%     $         --   $       0.18    -100.0%
                                                -------------  -------------  --------     -------------  -------------  --------
   Net (loss) income per common share           $      (0.17)  $      (0.25)     32.0%     $       0.63   $       0.62       1.6%
                                                =============  =============  ========     =============  =============  ========

Weighted average shares outstanding - Basic       22,072,549     22,072,549                  22,072,549     22,072,549
                                                =============  =============               =============  =============
Weighted average shares outstanding - Diluted     22,072,549     22,072,549                  22,136,050     22,108,668
                                                =============  =============               =============  =============

EBITDA                                          $      2,285   $     (7,785)    129.4%     $     49,551   $     43,882      12.9%
                                                =============  =============  ========     =============  =============  ========
Adjusted EBITDA                                 $      2,285   $      1,653      38.2%     $     49,622   $     54,752      -9.4%
                                                =============  =============  ========     =============  =============  ========

SEE ACCOMPANYING FOOTNOTES.



                                     HINES HORTICULTURE, INC.
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                  September 30, 2004, September 30, 2003 and December 31, 2003
                                      (Dollars in thousands)


                                                              September 30,         December 31,
ASSETS                                                    2004           2003           2003
                                                      -------------  -------------  -------------
                                                              (Unaudited)
Current assets:
    Cash                                              $         --   $         --   $         --
    Accounts receivable, net                                36,904         34,784         23,724
    Inventories                                            170,570        162,580        173,090
    Prepaid expenses and other current assets                2,723          8,969          3,157
                                                      -------------  -------------  -------------

         Total current assets                              210,197        206,333        199,971
                                                      -------------  -------------  -------------

Fixed assets, net                                          132,132        137,236        136,435
Deferred financing expenses, net                             9,328         11,032         10,589
Deferred income taxes                                       12,234         16,020         12,234
Goodwill                                                    43,926         42,979         42,979
                                                      -------------  -------------  -------------

         Total assets                                 $    407,817   $    413,600   $    402,208
                                                      =============  =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                  $     14,765   $     13,432   $     10,104
    Accrued liabilities                                     11,286         11,629          9,234
    Accrued payroll and benefits                             9,689          9,366          6,971
    Accrued interest                                         9,377            395          5,073
    Interest rate swap agreement, current portion            1,916             --          5,320
    Long-term debt, current portion                          5,722          3,900          5,789
    Borrowings on revolving credit facility                  6,031         27,398         30,318
    Deferred income taxes                                   74,831         71,808         65,186
                                                      -------------  -------------  -------------

         Total current liabilities                         133,617        137,928        137,995
                                                      -------------  -------------  -------------

Long-term debt                                             205,476        211,198        209,287
Interest rate swap agreement                                    --          6,534             --
Other liabilities                                            2,115          1,128          2,196

Shareholders' equity                                        66,609         56,812         52,730
                                                      -------------  -------------  -------------

         Total liabilities and shareholder's equity   $    407,817   $    413,600   $    402,208
                                                      =============  =============  =============




                                                 HINES HORTICULTURE, INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Nine Months Ended September 30, 2004 and 2003 and Year Ended December 31, 2003
                                                 (Dollars in thousands)

                                                                                  September 30,             December 31,
                                                                             2004             2003              2003
                                                                         --------------   --------------   --------------
                                                                                   (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                           $      13,879    $      13,794    $       9,713
    Income from discontinued operations                                             --           (4,013)          (4,148)
    Adjustments to reconcile net income to net cash
           used in operating activities:
         Depreciation and accretion of asset retirement obligation               7,997            7,005            9,394
         Amortization of deferred financing costs                                1,339            3,328            3,771
         Interest rate swap agreement income                                    (3,403)          (1,496)          (2,710)
         Loss on extinguishment of debt                                             --            9,235            9,235
         Deferred income taxes                                                   9,645            6,798            3,867
         Loss on disposition of fixed assets                                        71               73               73
                                                                         --------------   --------------   --------------
                                                                                29,528           34,724           29,195
    Change in working capital accounts:
         Accounts receivable                                                   (13,181)          (9,270)           1,790
         Inventories                                                             2,314            7,379           (3,188)
         Prepaid expenses and other current assets                                 434             (839)          (1,305)
         Accounts payable and accrued liabilities                               13,733           (1,952)          (3,799)
                                                                         --------------   --------------   --------------
           Change in working capital accounts                                    3,300           (4,682)          (6,502)
                                                                         --------------   --------------   --------------

                  Net cash provided by operating activities                     32,828           30,042           22,693
                                                                         --------------   --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                    (3,762)          (4,173)          (5,589)
    Payments on sale of discontinued operations                                     --             (500)              --
    Proceeds from sale of discontinued operations                                   --               --            5,778
    Leasehold incentive proceeds                                                   125            1,150            2,275
    Acquisitions, adjusted                                                        (947)              --               --
                                                                         --------------   --------------   --------------

                  Net cash (used in) provided by investing activities           (4,584)          (3,523)           2,464
                                                                         --------------   --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net repayments on revolving line of credit                                 (24,287)         (45,352)         (42,432)
    Proceeds from the issuance of long-term debt                                    --          215,000          215,000
    Repayments of long-term debt                                                (3,878)        (180,533)        (180,555)
    Deferred financing costs                                                       (79)         (10,101)         (11,637)
    Redemption premium on early payment of subordinated notes                       --           (5,533)          (5,533)
                                                                         --------------   --------------   --------------

                  Net cash used in financing activities                        (28,244)         (26,519)         (25,157)
                                                                         --------------   --------------   --------------

NET CHANGE IN CASH                                                                  --               --               --

CASH, beginning of year                                                             --               --               --
                                                                         --------------   --------------   --------------

CASH, end of year                                                        $          --    $          --    $          --
                                                                         ==============   ==============   ==============


                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs, loss on early debt extinguishment and certain losses on disposal of fixed assets, less gain (loss) on sale of fixed assets. EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America, which we refer to as GAAP. These measures are not calculated in the same manner by all companies and, accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis for our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA and Adjusted EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be a preferred measure for these purposes. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. EBITDA and Adjusted EBITDA are calculated as follows:



                                                        Three Months Ended              Nine Months Ended
                                                  -----------------------------   -----------------------------
                                                  September 30,   September 30,   September 30,   September 30,
                                                      2004            2003            2004             2003
                                                  -------------   -------------   -------------   -------------
Net (loss) income                                 $     (3,726)   $     (5,480)   $     13,879    $     13,794
Income from discontinued operations, net of tax             --          (4,013)             --          (4,013)
Income tax (benefit) provision                          (2,589)         (6,645)          9,645           6,798
Amortization of deferred financing expenses                445           1,140           1,339           3,328
Interest rate swap agreement income                     (1,080)           (852)         (3,403)         (1,496)
Interest expense                                         6,602           5,730          20,186          18,466
Depreciation                                             2,633           2,335           7,905           7,005
                                                  -------------   -------------   -------------   -------------
EBITDA                                                   2,285          (7,785)         49,551          43,882
                                                  -------------   -------------   -------------   -------------

Loss on debt extinguishment                                 --           9,235              --           9,235
Severance charges                                           --             203              --           1,562
Loss on disposal of fixed assets                            --              --              71              73
                                                  -------------   -------------   -------------   -------------
Adjusted EBITDA                                   $      2,285    $      1,653    $     49,622    $     54,752
                                                  =============   =============   =============   =============



                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:

(1) Certain reclassifications have been made in prior periods' financial statements to conform to fiscal 2004 classifications.